                                                                     Exhibit 8.1


         [NYO LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]



                                 April 1, 1998


McKesson Corporation
McKesson Plaza
One Post Street
San Francisco, California  94104


Ladies and Gentlemen:

          We have acted as special counsel to McKesson Corporation, a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-4 (such Registration Statement being hereinafter referred to as the "Registration Statement"), to be filed by the Company with the Securities and Exchange Commission (the "Commission") on the date hereof, with respect to the registration under the Securities Act of 1933, as amended (the "Securities Act"), by the Company of its offers to exchange (the "Exchange Offers") an aggregate principal amount of up to $300,000,000 of its 6.30% Exchange Notes due March 1, 2005 and 6.40% Exchange Notes due March 1, 2008 (together the "Exchange Notes") for a like principal amount of 6.30% Notes due March 1, 2005 and 6.40% Notes due March 1, 2008 (together the "Private Notes"). The Private Notes have been and the Exchange Notes will be issued pursuant to an indenture dated as of March 11, 1997 (the "Indenture"), between the Company and The First National Bank of Chicago, as trustee (the "Trustee").

          We hereby confirm that, although the discussion set forth in the Registration Statement under the heading "CERTAIN UNITED STATES FEDERAL TAX CONSEQUENCES" does not purport to discuss all possible United States federal income tax consequences of the acquisition, ownership, and disposition of the Exchange Notes, in our opinion such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the acquisition, ownership, and disposition of the Exchange Notes, based upon current law. There can be no assurances

McKesson Corporation
April 1, 1998
Page 2


that any of the opinions expressed herein will be accepted by the Internal Revenue Service, or if challenged, by a court.

          We hereby consent to the filing of this opinion with the Commission as
Exhibit 8.1 to the Registration Statement. We also consent to the use of our name under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.


                         Very truly yours,


                         /s/ Skadden, Arps, Slate, Meagher & Flom LLP